Exhibit 99.4

Colonial Bank, FSB
Second Step Transaction
Marketing Materials

TABLE OF CONTENTS

LETTERS
OTS Required Letter
Letter to Members (Eligible to Vote and Buy) (Coded M)
Letter to Closed Accountholders (Eligible to Buy, Not Vote) (Coded F)
Letter to Potential Investors (Community Prospects) (Coded C)
Stifel Nicolaus “Broker Dealer” Letter (Coded D)
Member Proxy Card Notice
Subscription and Community Offering Stock Order Acknowledgment Letter
Stock Certificate Mailing Letter
Member Reminder Proxygram - #1
Member Reminder Proxygram - #2
Member Reminder Proxygram - #3
Final Reminder Proxygram (Optional)

ADVERTISEMENTS/SIGNS
Branch Lobby Poster - Vote
Branch lobby Poster – Buy (Optional)
Final Branch Lobby Poster (Optional)
Bank Statement Vote Reminder Notice (Optional)
Bank Website Vote Reminder Notice (Optional)
Community Meeting Invitation
Community Meeting Newspaper Advertisement (Optional)
Local Tombstone Newspaper Advertisement (Optional)

FORMS
Stock Order Form
Member Proxy Card – Not included.  Drafted by counsel.

OTHER
Q&A Brochure

NOTE: The above are offering – related documents.  Upon closing the transaction, minority stockholders holding stock certificates will be mailed share exchange documents.  The documents will be drafted at a later date. (Street name beneficial owners will have automatic share exchange within their accounts.)
NOTE:  Stockholders may buy in the Community Offering.  Their proxy/prospectus will inform them that they may contact the Stock Information Center if they would like a prospectus and order form.

Office of Thrift Supervision Guidance for Accountholders

Your financial institution is in the process of selling stock to the public, in either a mutual-to-stock conversion or a stock issuance by a subsidiary of a mutual holding company. As an accountholder at this institution, you have certain priority subscription rights to purchase stock in the offering. These priority subscription rights are non-transferable. If you subscribe for stock, you will be asked to sign a statement that the purchase is for your own account, and that you have no agreement or understanding regarding the subsequent sale or transfer of any shares you receive.

On occasion, unscrupulous people attempt to persuade accountholders to transfer subscription rights, or to purchase shares in the offering based on the understanding that the shares will subsequently be transferred to others. Such arrangements violate federal regulations. If you participate in these schemes, you are breaking the law and may be subject to prosecution. If someone attempts to persuade you to participate in such a scheme, please contact the Office of Thrift Supervision (OTS) Consumer Inquiries, toll-free, at (800) 842-6929. OTS is very interested in ensuring that the prohibitions on transfer of subscription rights are not violated.

How will you know if you are being approached illegally? Typically, a fraudulent opportunist will approach you and offer to “loan” you money to purchase a significant amount of stock in the offering. In exchange for that “loan” you most likely will be asked either to transfer control of any stock purchased with that money to an account the other person controls, or sell the stock and give the majority of the profits to the other person. You may be told, untruthfully, that there is no risk to you, that the practice is common, and even if you are caught, that your legal expenses will be covered.

On the back of this page is a list of some key concepts that you should keep in mind when considering whether to participate in a mutual-to-stock conversion or stock issuance by a mutual holding company subsidiary. If you have questions, please contact the Stock Information Center listed elsewhere in the literature you are receiving. Alternatively, you can contact us at: ombudsman@ots.treas.gov.

(over)

What Investors Need to Know

Key concepts for investors to bear in mind when considering whether to participate in a conversion offering, or a stock offering by a subsidiary of a mutual holding company, include the following:

●
Know the Rules — By law, accountholders cannot sell or transfer their priority subscription rights, or the stock itself, prior to the completion of a financial institution’s conversion. Moreover, accountholders cannot enter into agreements or arrangements to sell or transfer either their subscription rights or the underlying conversion stock.

●
“Neither a Borrower nor a Lender Be” — If someone offers to lend you money so that you can participate — or participate more fully — in a conversion, be extremely wary. Be even more wary if the source of the money is someone you do not know. The loan agreement may make you unable to certify truthfully that you are the true holder of the subscription rights and the true purchaser of the stock and that you have no agreements regarding the sale or transfer of the stock.

●
Watch Out for Opportunists — The opportunist may tell you that he or she is a lawyer — or a consultant or a professional investor or some similarly impressive tale — who has experience with similar mutual conversion transactions. The opportunist may go to extreme lengths to assure you that the arrangement you are entering into is legitimate. They might tell you that they have done scores of these transactions and that this is simply how they work. Or they might downplay the warnings or restrictions in the prospectus or order form, telling you that “everyone” enters into such agreements or that the deal they are offering is legitimate. They may also tell you that you have no risk in the transaction. The cold, hard truth is that these are lies, and if you participate, you are breaking the law.

●
Get the Facts from the Source — If you have any questions about the securities offering, ask the savings bank or savings association for more information. If you have any doubts about a transaction proposed to you by someone else, ask the financial institution whether the proposed arrangement is proper. You may be able to find helpful resources on the institution’s website or by visiting a branch office.

The bottom line for investors is always to remember that if an opportunity sounds too good to be true, it probably is too good to be true.

[Holding Company Logo]

Dear Colonial Bank Customer:

I am pleased to tell you about an investment opportunity and just as importantly, to request your vote. Pursuant to a Plan of Conversion and Reorganization (the “Plan”), our organization will convert from a partially public company to a fully public company. To accomplish the conversion, Colonial Financial Services, Inc., newly-formed to become the parent company of Colonial Bank, is conducting an offering of shares of common stock. Enclosed you will find a Prospectus, a Proxy Statement and a Questions and Answers Brochure with important information about the Plan, the proxy vote and the stock offering.

THE PROXY VOTE:
Your vote is extremely important for us to meet our goals. Although we have received conditional regulatory approval, the Plan is also subject to approval by our customers. NOT VOTING YOUR ENCLOSED PROXY CARD(S) WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” THE PLAN. Note that you may receive more than one Proxy Card, depending on the ownership structure of your accounts at Colonial Bank Please vote all the Proxy Cards you receive—none are duplicates! To cast your vote, please sign each Proxy Card and return the card(s) in the Proxy Reply Envelope provided. Alternatively, you may vote by telephone or Internet, by following the instructions on the Proxy Card. Our Board of Directors urges you to vote “FOR” the PLAN.

Please note:

●	The proceeds resulting from the sale of stock will allow us to grow and to expand our services;

●
There will be no change to account numbers, interest rates or other terms of your deposit and loan accounts at Colonial Bank. Deposit accounts will continue to be insured by the FDIC, up to the maximum legal limit;

●	You will continue to enjoy the same services with the same branch offices and staff;

●	Voting does not obligate you to purchase shares of common stock in our offering.

THE STOCK OFFERING:
As an eligible Colonial Bank customer, you have non-transferable rights, but no obligation, to purchase shares of common stock during our Subscription Offering, before any shares are made available for sale to the general public. The common stock is being offered at $10.00 per share, and there will be no sales commission charged to purchasers during the offering.

Please read the enclosed materials carefully. If you are interested in purchasing shares of common stock, complete the enclosed stock order form and return it, with full payment, in the Stock Order Reply Envelope provided. Stock order forms and full payment must be received (not postmarked) by 2:00 p.m., Eastern Time, on ___________, 2010. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

I invite you to consider this opportunity to share in our future and, together with our Board of Directors, I thank you for your continued support as a Colonial Bank customer.

Sincerely,

Edward J. Geletka
President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?
Call our Stock Information Center, toll-free, at 1-(___) ___-____
From 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday, except weekends and bank holidays.

M

[Holding Company Logo]

Dear Friend:

I am pleased to tell you about an opportunity to invest in Colonial Financial Services, Inc., newly-formed to become the parent company of Colonial Bank.  Colonial Financial Services, Inc., is offering shares of its common stock for sale at $10.00 per share. No sales commission will be charged to purchasers during the offering.

Our records indicate that you were a depositor of Colonial Bank at the close of business on January 31, 2009 or __________, 2010, whose account(s) was/were closed thereafter. As such, you have non-transferable rights, but no obligation, to subscribe for shares of common stock during our Subscription Offering, before any shares are made available for sale to the general public.

Please read the enclosed materials carefully, before making an investment decision. If you are interested in purchasing shares of common stock, complete the enclosed stock order form and return it, with full payment, in the Stock Order Reply Envelope provided. Stock order forms and full payment must be received (not postmarked) by 2:00 p.m., Eastern Time, on ____________, 2010. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions & Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a Colonial Financial Services, Inc. stockholder.

Sincerely,

Edward J. Geletka
President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?
Call our Stock Information Center, toll-free, at 1-(___) ___-____
From 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday, except weekends and bank holidays.

F

[Holding Company Logo]

Dear Friend:

I am pleased to tell you about an opportunity to invest in Colonial Financial Services, Inc., newly-formed to become the parent company of Colonial Bank.  Colonial Financial Services, Inc. is offering shares of its common stock for sale at $10.00 per share. No sales commission will be charged to purchasers during the offering.

Please read the enclosed materials carefully. If you are interested in purchasing shares of Colonial Financial Services, Inc. common stock, complete the enclosed stock order form and return it, with full payment, in the Stock Order Reply Envelope provided. Stock order forms and full payment must be received (not postmarked) by 2:00 p.m., Eastern Time, on ___________, 2010. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions & Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a Colonial Financial Services, Inc. stockholder.

Sincerely,

Edward J. Geletka
President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?
Call our Stock Information Center, toll-free, at 1-(___) ___-____,
From 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday, except weekends and bank holidays.

C

Dear Sir/Madam:

At the request of Colonial Financial Services, Inc., we are enclosing materials regarding the offering of shares of Colonial Financial Services, Inc. common stock. Included in this package is a Prospectus describing the stock offering. We encourage you to read the enclosed information carefully, including the “Risk Factors” section of the Prospectus.

Stifel, Nicolaus & Company, Incorporated has been retained by Colonial Financial Services, Inc. as selling agent in connection with the stock offering.

Sincerely,

/s/ STIFEL NICOLAUS

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

D

IMPORTANT NOTICE

THIS PACKAGE INCLUDES
PROXY CARD(S)
REQUIRING YOUR VOTE.

IF MORE THAN ONE PROXY
CARD IS ENCLOSED,
PLEASE PROMPTLY VOTE
EACH CARD . . .
NONE ARE DUPLICATES!

THANK YOU.

SUBSCRIPTION AND COMMUNITY OFFERING STOCK ORDER ACKNOWLEDGEMENT LETTER
[Colonial Financial Services, Inc. Letterhead]

[imprinted with name & address of subscriber]

Date

STOCK ORDER ACKNOWLEDGEMENT

This letter confirms receipt of your order to purchase shares of Colonial Financial Services, Inc. common stock.  Please review the following information carefully to verify that we have accurately recorded your order information.  If any information does not agree with your records, please call our Stock Information Center, toll-free, at 1-(877) ___-____, Monday through Friday, from 10:00 a.m. to 4:00 p.m., Eastern Time.  Please refer to the batch and order number listed below when contacting our Stock Information Center.

Stock Registration:
Name1
Name2
Name3
Street1
Street2
City, State Zip

Other Order Information:
Batch #:   _____
Order #: _____
Number of Shares Requested:  _________
Offering Category:  _____ (subject to verification; see descriptions below)
Ownership Type: _____

This letter acknowledges only that your order and payment have been received.  It does not guarantee that your order will be filled, either completely or partially.  Purchase limitations and share allocation procedures in the event of an oversubscription are described in the Prospectus dated __________, 2010, in the section entitled “The Conversion and Offering” under the headings, “Subscription Offering and Subscription Rights,” “Community Offering” and “Limitations on Common Stock Purchases.”

The offering period ends at 2:00 p.m., Eastern Time, on ________, 2010.  We are then required to receive final regulatory approval before stock certificates can be mailed and the newly issued shares can begin trading.   This may not occur for several weeks after ________, 2010.  Your patience is appreciated.

Thank you for your order,
COLONIAL FINANCIAL SERVICES, INC.

Offering Category Descriptions:

1.	Depositors with accounts at Colonial Bank, FSB with aggregate balances of at least $50 at the close of business on January 31, 2009;
2.	Colonial Bank, FSB’s tax-qualified employee benefit plans;
3.	Depositors with accounts at Colonial Bank, FSB with aggregate balances of at least $50 at the close of business on ________, 2010;
4.
Depositors of Colonial Bank, FSB at the close of business on _______, 2010 and borrowers of Colonial Bank, FSB as of January 2, 2003 whose borrowings remained outstanding at the close of business on _________, 2010;

5.	General Public – Residents of the New Jersey Counties of Cumberland and Gloucester;
6.	General Public – Colonial Bankshares, Inc. stockholders as of _______, 2010;
7.	General Public – Other.

STOCK CERTIFICATE MAILING LETTER
[Colonial Financial Services, Inc. Letterhead]

Dear Stockholder:

I would like to welcome you as a stockholder of Colonial Financial Services, Inc. A total of ___________ shares were purchased by investors at $10.00 per share.  Thank you for your investment and your confidence in our organization.

Your stock certificate is enclosed.  We recommend that you keep it in a safe place, such as in a safety deposit box or deposited with a brokerage firm.  Replacing a lost or destroyed stock certificate can be a costly and lengthy process.

Carefully review the certificate to make sure the registration name and address are correct.  If you find an error or have questions about your certificate, please contact our Transfer Agent:

on the web:
www.rtco.com
by mail:
Registrar and Transfer Company
10 Commerce Drive
Cranford, New Jersey 07016
by phone:
(800) 368-5948
by email:
info@rtco.com

If the enclosed stock certificate must be forwarded to the Transfer Agent, we recommend that you deliver it using insured, registered mail.  If you change your address, please notify the Transfer Agent immediately, so that you will continue to receive all stockholder communications.

If you submitted a check or money order in full or partial payment for your stock order, you have received, or soon will receive, a check.  It reflects interest at the Colonial Bank, FSB passbook rate of ___%, calculated from the date your funds were processed until ____, 2010.

If your stock order was paid in full or in part by authorizing a withdrawal from an Colonial Bank, FSB deposit account, the withdrawal was made on _____, 2010. Until then, interest was earned at your contract rate, and the interest remains in your account.

Colonial Financial Services, Inc. common stock trades on the Nasdaq Global Market, under the symbol “COBK.”  Should you wish to buy or sell Colonial Financial Services, Inc. shares in the future, please contact a stockbroker.

Thank you for sharing in our company’s future.

Sincerely,

Edward J. Geletka
President and Chief Executive Officer

[Bank Logo]

PLEASE VOTE
THE ENCLOSED PROXY CARD!

If you have not yet voted the Proxy Card(s) we recently mailed to you in a large white package,
please vote the enclosed replacement Proxy Card.

Vote by mail using the enclosed envelope,
or use the telephone or Internet voting instructions on the Proxy Card.

You may receive a courtesy telephone call.
Please feel free to ask questions of our agent.

PLEASE JOIN YOUR BOARD OF DIRECTORS IN VOTING “FOR” THE PLAN OF CONVERSION.

NOT VOTING HAS THE SAME EFFECT AS VOTING
“AGAINST” THE PLAN.

VOTING DOES NOT OBLIGATE YOU TO PURCHASE
COMMON STOCK IN THE OFFERING.

THE PLAN OF CONVERSION CHANGES OUR FORM OF CORPORATE ORGANIZATION, BUT WILL NOT RESULT
IN CHANGES TO BANK STAFF, MANAGEMENT OR YOUR DEPOSIT ACCOUNTS OR LOANS.

If you receive more than one of these reminder mailings,
please vote each Proxy Card received. None are duplicates!

QUESTIONS?

Please call our Information Center, toll-free, at 1-(___) ___-____
Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern Time

P1

HAVE YOU VOTED YET?

PLEASE VOTE THE ENCLOSED
PROXY CARD!

Our records indicate that you have not voted the Proxy Card(s) we mailed to you.

You may receive a courtesy telephone call. Please feel free to ask questions of our agent.

IF YOU ARE UNSURE WHETHER YOU VOTED, PLEASE
VOTE THE ENCLOSED REPLACEMENT PROXY CARD.
YOUR VOTE CANNOT BE COUNTED TWICE.

NOT VOTING HAS THE SAME EFFECT AS VOTING
“AGAINST” THE PLAN OF CONVERSION.

Your Board of Directors urges you to vote “FOR” the Plan.

VOTING DOES NOT OBLIGATE YOU TO PURCHASE
 SHARES OF COMMON STOCK IN THE OFFERING, NOR
DOES IT AFFECT YOUR COLONIAL BANK DEPOSIT
ACCOUNTS OR LOANS.

If you receive more than one of these reminder mailings,
please vote each Proxy Card received. None are duplicates!

QUESTIONS?
Please call our Information Center, toll-free, at 1-(___) ___-____
Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern Time

[Bank Logo]

P2

YOUR VOTE IS IMPORTANT!

NOT VOTING HAS THE SAME EFFECT
AS VOTING “AGAINST” THE PLAN OF CONVERSION.

In order to implement the Plan of Conversion,
we must obtain the approval of our customers.

Please disregard this notice if you have already voted.
If you are unsure whether you voted,
vote the enclosed replacement Proxy Card.
Your vote cannot be counted twice!

If you receive more than one of these reminder mailings,
please vote each Proxy Card received. None are duplicates!

THANK YOU VERY MUCH!

QUESTIONS?
Please call our Information Center toll-free at 1-(___) ___-____
Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern Time

P3

FINAL REMINDER PROXYGRAM - (Optional)
[Colonial Bank Letterhead]
[Depending on vote status and number of days until the special meeting, this can be mailed.  It can be personalized, as shown - or a short, non-personalized version can print on a postcard.  Both alternatives allow quick mailing and quick receipt of the vote, because proxy cards and return envelopes are not enclosed.)]

Dear Depositor,

WE REQUEST YOUR VOTE.

Not voting has the same effect as voting “Against” the proposal listed on the Proxy Card(s) we mailed to you:   1) our Plan of Conversion.

IF YOU HAVE NOT VOTED OR ARE UNSURE WHETHER YOU VOTED:
Please take a few minutes to call our independent proxy solicitor firm, Laurel Hill Advisory Group, LLC.  A representative will record your vote by phone.  This is the quickest way to cast your vote.  You do not need your Proxy Card in order to vote.

If you are unsure whether you voted, don’t worry.  Your vote cannot be counted twice.

VOTING HOTLINE:
(  )   ____ - ____
DAYS/HOURS:
Monday  -  _____
____ a.m. to ___ p.m., Eastern Time

I appreciate your participation.

Sincerely,

Edward J. Geletka
President and Chief Executive Officer

This advertisement is neither an offer to sell nor a solicitation of an offer to buy shares of common stock.  The offer is made only by the Prospectus.  These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

BRANCH LOBBY POSTER – VOTE
[This notice should be printed by Colonial Bank, FSB, and should be placed in branches after the stock offering commences, in one or more ways:  on an easel, on the front doors, at teller windows, on counters, at customer service/branch manager’s desk.]

HAVE YOU VOTED YET?

We would like to remind customers to vote on our Plan of Conversion.

✓	The Plan will not result in changes to our staff or your account relationships with Colonial Bank, FSB.

✓	Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.

✓	Voting does not obligate you to purchase shares of common stock during our stock offering.

Your Board of Directors recommends that you join them in voting
“FOR” the Plan.

If you have questions about voting, call our Information Center, toll-free, at 1-(877) ___-____ from 10:00 a.m. to 4:00 p.m., Monday through Friday
Our Stock Information Center is closed on weekends and bank holidays.

COLONIAL BANK, FSB [LOGO]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock.  The offer is made only by the Prospectus.  Common stock shares are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

BRANCH LOBBY POSTER – BUY (Optional)

******************************

OUR STOCK OFFERING EXPIRES _________ __, 2010
We are conducting an offering of shares of our common stock

UP TO 3,105,000 SHARES
COMMON STOCK

$10.00 Per Share

THIS OFFERING EXPIRES AT 2:00 P.M., ON _______ __, 2010

******************************

■

If you have questions about the stock offering,
call our Stock Information Center, toll-free, at 1-(877) ___-____, from 10:00 a.m. to 4:00 p.m., Monday through Friday.
Our Stock Information Center is closed on weekends and bank holidays.

COLONIAL FINANCIAL SERVICES, INC. [LOGO]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock.  The offer is made only by the Prospectus.  These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

FINAL BRANCH LOBBY POSTER (Optional)
[To encourage “late” voting through the  proxy solicitor.  Tear-off phone number slips can accompany this poster.]

PLEASE VOTE NOW!!!

NOT VOTING HAS THE SAME EFFECT
AS VOTING “AGAINST” THE PLAN OF CONVERSION.

To Vote, call 1-___-___-____, Monday through _______, _____ a.m. to __ p.m., Eastern Time.

You do not need your Proxy Card in order to vote.

If you are unsure whether you voted already, please call.  Your vote cannot be counted twice!

YOUR BOARD OF DIRECTORS ASKS THAT YOU VOTE
“FOR” the Plan of Conversion.

THANK YOU!

COLONIAL BANK [LOGO]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock.  The offer is made only by the Prospectus.  Common stock shares are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

BANK STATEMENT VOTE REMINDER NOTICE - (Optional)

You may have received a large white envelope containing Proxy Card(s) to be used to vote on our organization’s Plan of Conversion.  If you received Proxy Card(s), but have not voted, please do so.  If you have questions about voting, call our Information Center, toll-free, at 1-(877) ___-____, Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern Time.

BANK WEBSITE VOTE REMINDER NOTICE – (Optional)

HAVE YOU VOTED YOUR PROXY CARDS?
YOUR VOTE IS IMPORTANT!

Our eligible customers and stockholders as of _______, 2010 recently received Proxy Card(s) to be used to cast votes regarding Colonial Bank, FSB’s Plan of Conversion.

If you received Proxy Cards, please vote by mail or by following the telephone or Internet instructions on the Proxy Card.  We hope that you will vote “FOR” the Plan.  If you have questions about voting, please call our Information Center, toll-free, at 1-(877) ___-____, Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern Time.

COMMUNITY MEETING INVITATION  (Optional)
[included in initial mailing package]

[COLONIAL FINANCIAL SERVICES, INC LOGO]

You’re Invited!

You are cordially invited to an Informational Meeting to learn more about the offering of Colonial Financial Services, Inc. common stock and the business of Colonial Bank.

Senior executives of Colonial Bank will present information
and answer your questions.

DATE
TIME
PLACE
ADDRESS

FOR RESERVATIONS, PLEASE CALL:

Colonial Financial Services, Inc.
  Stock Information Center
toll-free at 1-(877) ___ - ____,
From 10:00 a.m. to 4:00 p.m., Eastern Time,
Monday through Friday, except bank holidays.

This invitation is neither an offer to sell nor a solicitation of an offer to buy common stock.  The offer is made only by the Prospectus.  Common stock shares are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

 COMMUNITY MEETING NEWSPAPER ADVERTISEMENT – (Optional)

[COLONIAL FINANCIAL SERVICES, INC. LOGO]
Proposed Holding Company for Colonial Bank, FSB

UP TO 3,105,000 SHARES
COMMON STOCK

$10.00 Per Share
Purchase Price

Colonial Financial Services, Inc. is conducting an offering of its common stock.  Shares may be purchased directly from Colonial Financial Services, Inc. without sales commissions or fees, during the offering period.

You Are Cordially Invited….

To an informational meeting to learn about the offering of Colonial Financial Services, Inc. common stock and the business of Colonial Bank, FSB

[DATE]

_:00 p.m.
[Location]
[Street]
[City]

To make a reservation or to receive a copy of the Prospectus and Stock Order Form, call our Stock Information Center, toll-free, at 1-(877) ___-____, from 10:00 a.m. to 4:00 p.m., Monday through Friday.
The Stock Information Center is closed on weekends and bank holidays.

THIS OFFERING EXPIRES AT 2:00 P.M., ON _______, 2010.

This advertisement is neither an offer to sell nor a solicitation of an offer to buy common stock.  The offer is made only by the Prospectus.  These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

[Bank Logo]

LOCAL TOMBSTONE NEWSPAPER ADVERTISEMENT – (Optional)
[Ads may be appropriate for some, not all, market areas.]

[COLONIAL FINANCIAL SERVICES, INC. LOGO]
Proposed Holding Company for Colonial Bank, FSB

UP TO 3,105,000 SHARES
COMMON STOCK

$10.00 Per Share
Purchase Price

Colonial Financial Services, Inc. is conducting an offering of its common stock.  Shares may be purchased directly from Colonial Financial Services, Inc. without sales commissions or fees, during the offering period.

This offering expires at 2:00 p.m., on _______ __, 2010.

To receive a copy of the Prospectus and stock order form,
call our Stock Information Center, toll-free, at 1-(877) ___-____, from 10:00 a.m. to 4:00 p.m., Monday through Friday.
Our Stock Information Center is closed on weekends and bank holidays.

Questions and Answers
About Our Conversion and Stock Offering

[Holding Company Logo]

This pamphlet answers questions about the Colonial Bankshares, MHC conversion and the Colonial Financial Services, Inc. stock offering. Investing in shares of common stock involves certain risks. Before making an investment decision, please read the enclosed Prospectus carefully, including the section entitled “Risk Factors”.

GENERAL — THE CONVERSION

Our Board of Directors has determined that the conversion is in the best interests of Colonial Bank, our customers, our stockholders and the communities we serve.

Q.	What is the conversion and reorganization?

A.
Under our Plan of Conversion and Reorganization (the “Plan”), our organization is converting from the partially public   mutual holding company structure to a fully public stock ownership structure. Currently, Colonial Bankshares, MHC, a mutual holding company, owns 55.0% of Colonial Bankshares, Inc’s common stock. The remaining 45.0% of Colonial Bankshares, Inc.’s common stock is owned by public stockholders. As a result of the conversion, our newly-formed company, called Colonial Financial Services, Inc., will become the parent company of Colonial Bank. Shares of common stock of Colonial Bankshares, Inc. representing the 55.0% ownership interest of Colonial Bankshares, MHC in Colonial Bankshares, Inc. are being offered for sale.

At the completion of the conversion, public stockholders of Colonial Bankshares, Inc. will exchange their shares of common stock for shares of common stock of Colonial Financial Services, Inc., maintaining their percentage ownership prior to the conversion (excluding their purchases of stock in the offering and cash received by them in lieu of fractional exchange shares.)

After the conversion is completed, 100% of the common stock of Colonial Financial Services, Inc., will be owned by public stockholders. At the conclusion of the conversion, Colonial Bankshares, Inc. and Colonial Bankshares, MHC will cease to exist.

Q.	What are the reasons for the conversion and related offering?

A.
Our primary reasons for converting and raising additional capital through the offering are to: improve our capital position during a period of significant economic, regulatory and political uncertainty; support internal growth through increased lending in the communities we serve, to provide capital to support acquisitions of financial institutions, as opportunities arise (we have no current agreements to acquire a financial institution or other entity); enable us to enhance existing products and services; and to improve the liquidity of our shares of common stock and enhance stockholder returns through more flexible capital management strategies.

Q.	Is Colonial Bank considered “well-capitalized” for regulatory purposes?

A.	Yes. As of December 31, 2009, Colonial Bank exceeded all regulatory capital requirements and was considered “well-capitalized” for regulatory purposes.

Q.	Will customers notice any change in Colonial Bank’s day-to-day activities as a result of the conversion and the offering?

A.
No. It will be business as usual. The conversion is a change in our corporate structure. There will be no change to our Board of Directors, management, staff or branches. Colonial Bank will continue to operate as an independent bank.

Q.	Will the conversion and offering affect customers’ deposit accounts or loans?

A.
No. The conversion and offering will not affect the balance or terms of deposits or loans, and deposits will continue to be federally insured by the Federal Deposit Insurance Corporation, up to the maximum legal limit. Deposit accounts will not be converted to stock.

THE PROXY VOTE

Although we have received conditional regulatory approval, the Plan is also subject to stockholder and customer approval.

Q.	Why should I vote on the Plan of Conversion and Reorganization?

A.
Your vote “For” the Plan is extremely important. Each Colonial Bank eligible customer as of _________, 2010 received a Proxy Card attached to a stock order form. These customers’ packages also include a Proxy Statement describing the Plan, which cannot be implemented without stockholder and customer approval.

Our Board of Directors believes that converting to a fully public structure will best support our future growth and expanded services.

Q.	What happens if I don’t vote?

A.
Your vote is very important. Not voting all the Proxy Cards you receive will have the same effect as voting “Against” the Plan. Without sufficient favorable votes, we cannot proceed with the conversion and the related stock offering.

Q.	How do I vote?

A.
Mark your vote, sign each Proxy Card enclosed and promptly return the card(s) in the enclosed Proxy Reply envelope. Alternatively, you may vote by Internet or telephone, by following the simple instructions on the Proxy Card. PLEASE VOTE PROMPTLY. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN.

Q.	How many votes are available to me?

A.
Depositors are entitled to one vote for each $100 on deposit. Additionally, each eligible borrower will be entitled to one vote, in addition to votes he or she is entitled to as a depositor. However, no customer may cast more than 1,000 votes. Proxy Cards are not imprinted with your number of votes; however, votes will be automatically tallied by computer.

Q.	Why did I receive more than one Proxy Card?

A.
If you had more than one deposit and/or loan account on ___________, 2010, you may have received more than one Proxy Card, depending on the ownership structure of your accounts. There are no duplicate cards – please promptly vote all the Proxy Cards sent to you.

Q.	More than one name appears on my Proxy Card. Who must sign?

A.
The names reflect the title of your deposit and/or loan account. Proxy Cards for joint accounts require the signature of only one of the accountholders. Proxy Cards for trust or custodian accounts must be signed by the trustee or the custodian, not the listed beneficiary.

THE STOCK OFFERING AND PURCHASING SHARES

Q.	How many shares are being offered and at what price?

A.	Colonial Financial Services, Inc. is offering for sale between 2,295,000 and 3,570,750 shares of common stock at $10.00 per share.

Q.	Who is eligible to purchase stock during the stock offering?

A.
Pursuant to our Plan, non-transferable rights to subscribe for shares of Colonial Financial Services, Inc. common stock in the Subscription Offering have been granted in the following descending order of priority:

Priority #1—Depositors with accounts at Colonial Bank with aggregate balances of at least $50 at the close of business on January 31, 2009;

Priority #2—Our tax-qualified employee benefit plans;

Priority #3—Depositors of Colonial Bank at the close of business on ____________, 2010 and,

Priority #4 – Depositors of Colonial Bank at the close of business on _________, 2010 and borrowers of Colonial Bank as of January 2, 2003 whose borrowings remained outstanding at the close of business on __________, 2010.

Shares of common stock not purchased in the Subscription Offering may be offered for sale to the general public in a Community Offering, with a first preference given to natural persons residing in the New Jersey Counties of Cumberland and Gloucester. A second preference will be granted to Colonial Bankshares, Inc.’s public stockholders as of _____________, 2010.

Shares not sold in the Subscription and Community Offerings may be offered for sale through a Syndicated Community Offering to the general public.

Q.
I am eligible to subscribe for shares of common stock in the Subscription Offering but am not interested in investing. May I allow someone else to use my stock order form to take advantage of my priority as an eligible accountholder?

A.
No…subscription rights are non-transferable! Only those eligible to subscribe in the Subscription Offering, as listed above, may purchase shares in the Subscription Offering. To preserve subscription rights, the shares may only be registered in the name(s) of the eligible accountholder(s). On occasion, unscrupulous people attempt to persuade accountholders to transfer subscription rights, or to purchase shares in the offering based on an understanding that the shares will be subsequently transferred to others. Participation in such schemes is against the law and may subject involved parties to prosecution. If you become aware of any such activities, please notify our Stock Information Center promptly so that we can take the necessary steps to protect our eligible accountholders’ subscription rights in the offering. We urge you to read the enclosed “Office of Thrift Supervision Guidance for Accountholders” for more information on this important topic.

Q.	How may I buy shares during the Subscription and Community Offerings?

A.
Shares can be purchased by completing a stock order form and returning it, with full payment, so that it is physically received (not postmarked) by the offering deadline. Delivery of a stock order form may be made by mail to our Stock Information Center, using the Stock Order Reply envelope provided, by overnight delivery to the Stock Information Center address indicated on the stock order form, or by hand-delivery to the Bank’s executive office, which is located at 2745 S. Delsea Drive, Vineland, New Jersey. Hand-delivered stock order forms will only be accepted at this location. Stock order forms may NOT be delivered to any of our other banking offices.  Please do not mail stock order forms to the Bank.

Q.	What is the deadline for purchasing shares?

A.
To purchase shares in the Subscription or Community Offerings, you must deliver a properly completed and signed stock order form, with full payment, so that it is received (not postmarked) by 2:00 p.m., Eastern Time, on __________, 2010. Acceptable methods for delivery of stock order forms are described above.

Q.	How may I pay for the shares?

A.	Payment for shares can be remitted in two ways:

(1)
By personal check, bank check or money order, payable to Colonial Financial Services, Inc. These will be cashed upon receipt. We cannot accept wires or third party checks. Colonial Bank line of credit checks may not be remitted for this purchase. Please do not mail cash!

(2)
By authorized deposit account withdrawal of funds from Colonial Bank deposit account(s). The stock order form section titled “Method of Payment – Deposit Account Withdrawal” allows you to list the account number(s) and amount(s) to be withdrawn. Funds designated for direct withdrawal must be in the account(s) at the time the stock order form is received. You may not authorize direct withdrawal from accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Also, IRA or other retirement accounts held at Colonial Bank may not be listed for direct withdrawal. See information on retirement accounts below.

Q.	Will I earn interest on my funds?

A.
Yes. If you pay by personal check, bank check or money order, you will earn interest at ____% from the day we process your payment until the completion of the conversion and offering. At that time, you will be issued a check for interest earned on these funds. If you pay for shares by authorizing a direct withdrawal from your Colonial Bank deposit account(s), your funds will continue earning interest within the account, at the contract rate. The interest will remain in your account(s) when the designated withdrawal is made, upon completion of the conversion and offering.

Q.	Are there limits to how many shares I can order?

A.
Yes. The minimum order is 25 shares ($250). The maximum number of shares that may be purchased by one person is 30,000 ($300,000). Also, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than 60,000 shares ($600,000). More detail on purchase limits, including the definition of “associate” and “acting in concert”, can be found in the section of the Prospectus entitled “The Conversion and Offering – Limitations on Common Stock Purchases”.

Q.	May I use my Colonial Bank individual retirement account (“IRA”) to purchase the shares?

A.
You may use funds currently held in retirement accounts with Colonial Bank. However, before you place your stock order, the funds you wish to use must be transferred to a self-directed retirement account maintained by an independent trustee or custodian, such as a brokerage firm. If you are interested in using IRA or any other retirement funds held at Colonial Bank or elsewhere, please call our Stock Information Center as soon as possible for guidance, but preferably at least two weeks before the __________, 2010 offering deadline. Your ability to use such funds for this purchase may depend on time constraints because this type of purchase requires additional processing time, and may be subject to limitations imposed by the institution where the funds are held.

Q.	May I use a loan from Colonial Bank to pay for shares?

A.
No. Colonial Bank, by regulation, may not extend a loan for the purchase of Colonial Financial Services, Inc. common stock during the offering. Similarly, you may not use existing Colonial Bank line of credit checks to purchase stock during the offering.

Q.	May I change my mind after I place an order to subscribe for stock?

A.	No. After receipt, your executed stock order form may not be modified, amended or rescinded without our consent, unless the offering is not completed by _________, 2010.

Q.	Will the stock be insured?

A.	No. Like any common stock, Colonial Financial Services, Inc.’s stock will not be insured.

Q.	Will dividends be paid on the stock?

A.
Colonial Bankshares, Inc. has never paid a cash dividend on its shares of common stock.  However, Colonial Financial Services, Inc., will consider the payment of dividends in the future. The payment of dividends will primarily depend on our earnings, alternative uses for capital, our capital requirements, acquisition opportunities, our financial condition and results of operations and, to a lesser extent, statutory and regulatory limitations, tax considerations and general economic conditions.

Q.	How will Colonial Financial Services, Inc. shares trade?

A.
Colonial Bankshares, Inc.’s common stock is currently traded on the Nasdaq Global Market under the trading symbol “COBK”. Upon completion of the conversion and stock offering, the newly issued shares of Colonial Financial Services, Inc. common stock will replace the existing shares and are expected to trade on the Nasdaq Global Market, under the trading symbol “COBK”. Once the shares have begun trading, you may contact a firm offering investment services in order to buy or sell Colonial Financial Services, Inc. shares in the future.

Q.	If I purchase shares in the Colonial Financial Services, Inc. offering, when will I receive my stock certificate?

A.
Stock certificates will be sent by first class mail promptly after completion of the conversion. Although the shares of Colonial Financial Services, Inc. common stock will have begun trading, brokerage firms may require that you have received your stock certificate(s) prior to selling your shares.  Your ability to sell the shares of common stock prior to your receipt of the stock certificate will depend on arrangements you may make with a brokerage firm.

THE SHARE EXCHANGE

Q.	What is the share exchange?

A.
The outstanding shares of Colonial Bankshares, Inc. common stock held by public stockholders at the completion date of the conversion and offering will be exchanged for shares of Colonial Financial Services, Inc. common stock. The number of shares of Colonial Financial Services, Inc. stock to be received by stockholders will depend on the number of shares sold in the offering. The procedure is described in the Proxy Statement/Prospectus dated ____________, 2010, distributed to the public stockholders as of _____________, 2010.

WHERE TO GET MORE INFORMATION

Q.	Where can I call to get more information?

A.
For more information, refer to the enclosed Prospectus or call our Stock Information Center, toll-free, at 1-(___) ___-____, from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday. The Stock Information Center will be closed weekends and bank holidays.

This brochure is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.